Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), is made as of the ____ day of __________, 2020 by and among Applied Energetics, Inc, a Delaware corporation (the “Company”), and __________________, an individual residing at _______________________ (the “Purchaser”).

The parties hereby agree as follows:

1. Purchase and Sale of Notes.

1.1 Sale and Issuance of Notes. The Company has authorized the sale and issuance of up to ______ Million Dollars ($___,000,000) in aggregate original principal amount of 10% Promissory Notes, each in the form attached hereto as Exhibit B (each a “Note”, collectively, the “Notes”), to one or more Purchasers. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to the Purchaser at the Closing, a Note in the original principal amount set forth opposite the Purchaser’s name on Exhibit A.

1.2 Closing; Delivery.

(a) The purchase and sale of the Notes shall take place remotely via the exchange of documents and signatures and be effective as of July 15, 2020 (the “Closing”).

(b) At the Closing, the Company shall deliver to the Purchaser a Note in the original principal amount set forth opposite such Purchaser’s name on Exhibit A against payment of such amount (i) by check payable to the Company, (ii) by wire transfer to a bank account designated by the Company, or (iii) by any combination of such methods.

1.3 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c)  “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(d) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2. Representations, Warranties and Covenants of the Purchaser.

2.1 The undersigned, by executing and delivering this Agreement, hereby represents and warrants to the Company:

(a) The Purchaser is an “Accredited Investor” as that term is defined in Section 2(a)(15) of the Securities Act and Rule 501 of Regulation D promulgated thereunder.

Specifically, the Purchaser is (initial appropriate items):

_________ (i) A bank defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(a)(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets greater than $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or a registered investment advisor, or if the employee benefit plan has total assets greater than $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

_________ (ii) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

_________ (iii) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets greater than $5 million.

_________ (iv) a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1 million excluding the Purchaser’s primary residence.

_________ (v) A natural person who had an individual income greater than $200,000 in each of the two most recent years or joint income with that person’s spouse greater than $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_________ (vi) A trust, with total assets greater than $5 million not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.)

_________ (vii) an entity in which all of the equity owners are Accredited Investors. (If this alternative is checked, the Purchaser must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

(b) he, she or it and/or his, her or its attorney, accountant and/or purchaser representative have been afforded the opportunity to ask questions of and receive answers from the officers and directors of the Company concerning the terms and conditions of this private placement and to obtain any additional information which the officers and directors possess or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided to the Purchaser by the Company.

(c) he, she or it either personally has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the proposed investment, or, together with a purchaser representative, and business and tax advisors, on whose advice he, she or it has relied, had such knowledge and experience;

(d) he, she or it has adequate means of providing for current financial needs and possible personal contingencies and is able to bear the economic risks of the investment (i.e., to afford a complete loss);

(e) he, she or it is aware that no significant trading market exists for the Notes or the Company’s common stock and that he, she or it likely will not be able to liquidate the investment hereunder until such time as (i) the Company has filed, and the SEC declared effective, a registration statement permitting the resale of the Shares or (ii) the shares may be sold pursuant to Rule 144 under the Securities Act;

(f) if an individual, he or she is a citizen of the United States (the Company shall have the right to waive this condition), at least 21 years of age and a bona fide resident and domiciliary (not a temporary or transient resident) of the state hereinafter set forth adjacent to the signature of the undersigned, and he has no present intention of becoming a resident of any other state or jurisdiction or an entity formed in the United States doing business in the state hereinafter set forth.

(g) there has been no change in the information previously supplied by the undersigned in the Questionnaire for prospective purchasers and such information is complete and accurate.

(h) The undersigned has fully read and considered the Term Sheet and the contents of the Term Sheet, dated as of July 15, 2020 (the “Term Sheet”), detailing the terms of the Offering and the Notes, and the undersigned confirms that, except as set forth in the Term Sheet, no representations or warranties have been made to the undersigned by the Company or its principals, or any agent, employee or affiliate of any of them, and that in entering into this transaction he, she or it is not relying upon information, other than that contained in the Term Sheet and the attachments thereto, and the results of his, her or its own independent investigation. The Purchaser has reviewed and understands all of the reports on Forms 10-K, 10-Q and 8-K on file with the Securities and Exchange Commission (the “SEC”) and has read all other reports and documents of the Company on file with the SEC as Purchaser deemed necessary to evaluate the investment hereunder.

2.2 The Purchaser hereby agrees not to sell, transfer or otherwise dispose of the Shares unless, in the opinion of counsel to the Company, such sale, transfer or disposition may be legally made without (i) registration under the Securities Act, and/or (ii) registration and or qualification under then applicable state and/or federal statutes, or such sale, transfer or disposition shall have been so registered and/or qualified and an appropriate prospectus shall then be in effect.

2.3 Legends. Notes shall bear the following legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENEDE, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

3. Miscellaneous.

3.1. Survival of Representations and Warranties.

Unless otherwise set forth in this Agreement, the representations and warranties of the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

3.2. Successors and Assigns.

This Agreement may not be assigned without the express written consent of both parties hereto. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

3.3 Governing Law.

This Agreement shall be governed by the internal law of the State of Delaware.

3.4 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any valid electronic signature) or other transmission method and any counterpart so delivered shall be valid and binding.

3.5 Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6 Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 3.6. If notice is given to the Company, a copy shall also be sent to Masur Griffitts Avidor LLP, 65 Reade Street, Suite 3A, New York, NY 10007, Attention: Mary P. O’Hara, Esq.

3.7 Amendments and Waivers.

Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser Any amendment or waiver shall be binding upon the Purchaser and any transferee of a Note (or any securities of the Company issuable upon conversion thereof), each future holder of all such securities, and the Company.

3.8 Severability.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

3.9 Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.10 Entire Agreement.

This Agreement (including the Exhibits hereto) and Notes constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

3.11 Dispute Resolution.

The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the courts of the State of Delaware, and the United States District Court therein for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the foregoing courts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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IN WITNESS EOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY:

APPLIED ENERGETICS, INC.

By:
Name: Gregory J. Quarles
Title: Chief Executive Officer

PURCHASER:

By:

Name:

Title:

Notices:

EXHIBIT A

PURCHASER INFORMATION

Name and Address of Purchaser	Original Principal Amount of Note

EXHIBIT B

FORM OF NOTE